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                                                                     Exhibit 4.4

                           PLAYBOY ENTERPRISES, INC.

                     NON-QUALIFIED STOCK OPTION AGREEMENT
                     ------------------------------------

          THIS AGREEMENT, dated as of November 13, 1996 is made by and between Playboy Enterprises, Inc., a Delaware corporation hereinafter referred to as "Company," and Sol Rosenthal, a non-employee Director of the Company hereinafter referred to as "Optionee":

          WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of its Class B Common Stock, par value $.01 per share (hereinafter referred to as the "Class B Stock"); and

          WHEREAS, the execution of a stock option agreement in the form hereof has been duly authorized by a resolution of the Board of Directors of the Company duly adopted on November 13, 1996 and incorporated herein by reference;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          Whenever the following terms are used in this Agreement, they shall have the meaning specified below.

Section 1. - "Board" shall mean the Board of Directors of the Company.

Section 1.2 - "Code" shall mean the Internal Revenue Code of 1986, as amended.

Section 1.3 - "Committee" shall mean the Compensation Committee of the Board.

Section 1.4 - "Company" shall mean Playboy Enterprises, Inc.

Section 1.5 - "Director" shall mean a member of the Board.

Section 1.6 - "Option" shall mean the non-qualified option to purchase 10,000 shares of Class B Stock of the Company granted under this Agreement.

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Section 1.7 - "Rule 16b-3" shall mean Rule 16b-3 which has been adopted by the
Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, as such rule or its equivalent is then in effect ("Rule 16b-3").

Section 1.8 - "Secretary" shall mean the Secretary of the Company.

Section 1.9 - "Securities Act" shall mean the Securities Act of 1933, as amended.

Section 1.10 - "Termination of Service" shall mean the time at which the Optionee ceases to serve as a Director for any reason, with or without cause, which includes termination by resignation, death or retirement.


                                  ARTICLE II

                                GRANT OF OPTION
                                ---------------

Section 2.1 - Grant of Option

     In consideration of the Optionee's agreement to continue to serve as a Director and for other good and valuable consideration, on the date hereof the Company irrevocably grants to the Optionee a non-qualified option to purchase any part or all of an aggregate of 10,000 shares of its Class B Stock upon the terms and conditions set forth in this Agreement.

Section 2.2 - Purchase Price

     The purchase price of the shares of Class B Stock covered by the Option shall be $12.00 per share, which was 100% of the fair market value per share of such shares at the end of the business day immediately preceding the day the Option was granted, as determined according to the closing price of the Class B Stock on such business day.

Section 2.3 - No Additional Rights

     Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue to serve as a Director of the Company or shall interfere with or restrict in any way the right which is hereby expressly reserved, to remove the Optionee as a Director in accordance with the By-laws and Restated Certificate of Incorporation of the Company and applicable law.

Section 2.4 - Adjustments in Option

     In the event that the outstanding shares of Class B Stock are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization,

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reclassification, stock split, stock dividend or combination of shares, the
Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which the Option, or portions thereof then unexercised, shall be exercisable, so that the Optionee's proportionate interest shall be maintained. Such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the Option price per share. Any such adjustment made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.

                                  ARTICLE III

                           PERIOD OF EXERCISABILITY
                           ------------------------

Section 3.1 - Commencement of Exercisability

              a. Subject to Section 3.1(b), the Option shall become exercisable in four (4) cumulative installments as follows:

                  (i) The first installment shall consist of twenty-five percent (25%) of the shares covered by the Option and shall become exercisable twelve (12) months after November 13, 1996.

                  (ii) The second installment shall consist of twenty-five percent (25%) of the shares covered by the Option and shall become exercisable twenty-four (24) months after November 13, 1996.

                  (iii) The third installment shall consist of twenty-five
              percent (25%) of the shares covered by the Option and shall become exercisable thirty-six (36) months after November 13, 1996.

                   (iv) The fourth installment shall consist of twenty-five
              percent (25%) of the shares covered by the Option and shall become exercisable forty-eight (48) months after November 13, 1996.

              b. No portion of the Option which is unexercisable at Termination of Service shall thereafter become exercisable.

Section 3.2 - Duration of Exercisability

              The installments provided for in Section 3.1 are cumulative. As each such installment becomes exercisable it shall remain exercisable until it becomes unexercisable under the terms of Section 3.3.

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Section 3.3 - Expiration of Option

              The Option may be exercised any time until the first of the following events:

              a. Ten (10) years from the date the Option was granted if the Optionee is still a Director of the Company.

              b. Three (3) months after the Optionee's Termination of Service if such Termination of Service results from (i) Optionee's retirement, or (ii) Optionee's removal from the Board other than for cause.

              c. The effective date of (i) removal of Optionee from the Board for cause, (ii) the Optionee's resignation from the Board, or
              (iii) a "Change of Control" described in clauses (iv) and (v) of the definition of such term set forth in Section 3.4 hereof.

              d. One (1) year after the date on which the Optionee ceases to be a Director of the Company by reason of having become disabled (within the meaning of Section 22(e)(3) of the Code); provided, however, that this subsection (d) shall not apply if the Optionee dies prior to the expiration of such one (1) year period.

              e.  One (1) year from the date of the Optionee's death.

Section 3.4 - Acceleration of Exercisability

              In the event there is a "Change of Control" (as hereinafter defined), the Optionee shall have the right to exercise the Option with respect to all shares covered by the Option held by Optionee.

              In the event of any Change of Control described in clauses (iv) or
(v) below, if the Option has then neither been fully exercised nor become unexercisable under Section 3.1, this Option shall be exercisable as to all shares covered hereby during the period commencing ninety (90) days prior to the scheduled effective date of any such Change in Control and ending on the day immediately preceding the effective date of such Change in Control; provided that any exercise of any Option so accelerated shall be conditioned upon the consummation of the contemplated corporate transaction.

              For purposes of this Agreement, the term "Change of Control" means the occurrence of any of the following events:

                  (i) except pursuant to a transaction described in the proviso to Section 3.4(iv) or (v), Hugh M. Hefner and Christie Hefner cease collectively to hold over 50% of the combined voting power of the then-

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             outstanding securities entitled to vote generally in the election of Directors of the Company ("Voting Stock");

                  (ii) except pursuant to a transaction described in the proviso to Section 3.4(iv) or (v), a sale, exchange or other disposition of PLAYBOY Magazine;

                  (iii) except pursuant to a transaction described in the
             proviso to Section 3.4(iv) or (v), the liquidation or dissolution of the Company;

                  (iv) The Company is merged, consolidated or reorganized into or with another corporation or other legal person; provided, however, that no such merger, consolidation or reorganization will constitute a Change of Control if (x) the merger, consolidation or reorganization is initiated by the Company, (y) as a result of such merger, consolidation or reorganization not less than a majority of the combined voting power of the then-outstanding securities of the surviving, resulting or ultimate parent corporation, as the case may be, immediately after such transaction is held in the aggregate by persons who held not less than a majority of the combined voting power of the outstanding Voting Stock of the Company immediately prior to such transaction, and (z) in connection with such a transaction, provision is made for an assumption of this Option or a substitution hereof with a new option in the surviving, resulting or ultimate parent corporation, as the case may be, of substantially equivalent value; or

                  (v) The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person; provided, however, that no such sale or transfer will constitute a Change of Control if (w) the sale or transfer is initiated by the Company, (x) as a result of such sale or transfer not less than a majority of the combined voting power of the then-outstanding securities of such corporation or other legal person, as the case may be, immediately after such sale or transfer is held in the aggregate by persons who held not less than a majority of the combined voting power of the outstanding Voting Stock of the Company immediately prior to such sale or transfer, and (z) in connection with such a transaction, provision is made for an assumption of this Option or a substitution hereof with a new option in such corporation or other legal person, as the case may be, of substantially equivalent value.

             For purposes of this Section 3.4, any Voting Stock beneficially owned (as such term is defined under Rule 13d-3 or any successor rule or regulation under the Securities Exchange Act of 1934, as amended) by the Hugh M. Hefner Foundation shall be deemed to be held by Christie Hefner if and so long as she has sole voting power with respect to such Voting Stock.

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                                  ARTICLE IV

                              EXERCISE OF OPTION
                              ------------------

Section 4.1 - Person Eligible to Exercise
              ---------------------------

          a. Except as may be otherwise determined by the Committee, during the lifetime of the Optionee, only he or she may exercise the Option or any portion thereof. If the Optionee dies, any exercisable portion of the Option may, within the time frame allowed, be exercised by his or her personal representative or by any person empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution.

          b. Should the Optionee be determined under applicable law to have become a disabled person or the equivalent thereof, the Option may, prior to the time when the Option becomes unexercisable under this Agreement, be exercised by the Optionee's guardian or by any other person empowered to do so under applicable laws of guardianship.

          For purposes of this Section 4.1, "disabled person" shall mean a person who (i) because of mental deterioration or physical incapacity is not fully able to manage his person or estate or (ii) is mentally ill and who because of his mental illness is not fully able to manage his person or estate.

Section 4.2 - Partial Exercise
              ----------------

          Any exercisable portion of the Option may be exercised in whole or in part at any time during the time frame allowed; provided, however, that each partial exercise shall be for whole shares only.

Section 4.3 - Manner of Exercise
              ------------------

          The Option, or any exercisable portion thereof, must be exercised by delivery to the Secretary or his office of:

          a. Notice in writing signed by the Optionee (or other person then entitled to exercise the Option) that the Option or portion thereof is being exercised; and

          b.   Payment in full for the exercised shares:

               (i)  In cash or by certified or cashier's check; or

               (ii) In shares of Class B Stock owned by the Optionee, duly endorsed for transfer to the Company. Such shares will be credited at the fair market value on the date of delivery; or


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               (iii) Any combination of the consideration provided in the foregoing subparagraphs (i) and (ii); and

          c. Such representations and documents as are necessary or advisable to effect compliance with all applicable provisions of the Securities Act and other federal or state securities laws or regulations; and

          d. Appropriate proof of the right of such person or persons to exercise the Option in the event the Option or portion shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee; and

          e. Full payment to the Company of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Option.

Section 4.4 - Share Certificates

          The shares of stock deliverable upon the exercise of the Option shall be fully paid and non-assessable.

          The Company shall not be required to issue or deliver any certificate or certificates for shares for stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

          a. The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which may be necessary or advisable; and

          b. The obtaining of any approval or other clearance from any state or federal governmental agency which may be necessary or advisable; and

          c. The payment to the Company of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Option.

Section 4.5 - Rights as Stockholder

          The holder of the Option shall not be, nor have any of the rights or privileges of, a holder of the Company's Class B Stock in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

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                                   ARTICLE V

                               OTHER PROVISIONS
                               ----------------

Section 5.1 - Administration

     The Committee shall have the power to interpret this Agreement and to adopt rules for its administration. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Option.

Section 5.2 - Option Not Transferable

     Except as may be determined by the Committee, neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 5.3 - Modification of Option

     The Option is subject in all events to the condition that, if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of any of the Company's securities upon any securities exchange or under any law, regulation or other requirement of any governmental authority is necessary or desirable, or that any consent or approval from any governmental authority or compliance of the Option with any law or regulation of any such authority is necessary or desirable, then the Board may modify the terms of the Option, without the consent of the Optionee, in any manner which the Board deems necessary or desirable in order to improve the Company's ability to obtain such listing, registration, qualification, consent, approval or compliance. Without limitation of the foregoing, to the extent required for compliance with the provisions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, the Board may provide for restrictions on the sale or transfer of any shares acquired upon exercise of this Option.

Section 5.4 - Notices

     Any notice to be given under the terms of this Agreement will be by registered mail, return receipt requested and if to the Company shall be addressed in care of its Secretary at 680 N. Lake Shore Drive, Chicago, Illinois 60611, and if to the

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Optionee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to the Section 5.4, either party may hereafter designate a different address for notices to be given him. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.4. Any notice shall be deemed duly given when delivered or, except in connection with notice of exercise under Section 4.3, at such time as delivery is attempted.

Section 5.5 - Construction

          This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware.

Section 5.6 - No Additional Rights

          Nothing in this Option shall confer upon the Optionee any right to continue to serve as a Director or shall interfere with or restrict in any way the right, which right is hereby expressly reserved, to remove the Optionee as a Director in accordance with the By-laws and Certificate of Incorporation of the Company and applicable law.

Section 5.7 - No Obligation to Register

          The Company shall not be deemed, by reason of the granting of this Option, to have any obligation to register the shares of Class B Stock subject to this Option under the Securities Act or to maintain in effect any registration of such shares which may be made at any time under the Securities Act.

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          IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

                                              PLAYBOY ENTERPRISES, INC.




                                              By:  /s/ Howard Shapiro
                                                   -----------------------------
                                                   Authorized Representative
                                                   680 N. Lake Shore Drive
                                                   Chicago, Illinois 60611


/s/ Sol Rosenthal
-----------------------------
    Sol Rosenthal


441 North Barrington Ave.
-----------------------------
Los Angeles, CA 90049
-----------------------------
       Address

Optionee's Taxpayer
Identification Number:

###-##-####
-----------------------------

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